UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

Welbilt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices, including ZIP code)
(727) 375-7010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2018, the Board of Directors of Welbilt, Inc. (the “Company”), appointed William (“Bill”) C. Johnson as President and Chief Executive Officer of the Company, effective as of the day immediately following the day upon which the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 is filed with the Securities and Exchange Commission. The Board also appointed him to serve as a member of the Board, effective October 29, 2018. Mr. Johnson will replace Josef Matosevic, who was serving as the Company’s interim President and Chief Executive Officer and will remain with the Company as its Executive Vice President and Chief Operating Officer.

Mr. Johnson, age 55, served as the Chief Executive Officer and President of Chart Industries, Inc., a global manufacturer of highly engineered equipment for the industrial gas, energy, and biomedical industries, from May 2017 to June 2018, and as its President and Chief Operating Officer from July 2016 to May 2017. From 2006 to 2016, Mr. Johnson held various senior level positions at Dover Corporation, a global conglomerate manufacturer of industrial products. Prior to that, he was President and Chief Executive Officer of Dover’s Hill Phoenix division, a designer and manufacturer of commercial refrigeration systems, and President and Chief Executive Officer of their Triton Systems division, a designer and manufacturer of ATM’s. Mr. Johnson holds a B.S. in Ceramic Engineering from Alfred University and an M.B.A. from Rollins College.

In connection with his appointment as Chief Executive Officer, Mr. Johnson entered into an Offer Letter, dated October 25, 2018, with the Company (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Johnson’s initial annual base salary will be $820,000.  His annual base salary is subject to potential increase from time to time as approved by the Board or an appropriate committee of the Board (the “Committee”).

Beginning in 2019, for each Company fiscal year during Mr. Johnson’s employment, he will be eligible to participate in the Company’s annual short-term incentive compensation program (“STIP”) on terms substantially similar as those that apply to other executive officers of the Company, with each STIP opportunity grant and payout subject to the specific approval of the Board or the Committee.  Mr. Johnson’s annual STIP opportunity will be equal to 110% of his base salary, and his maximum annual STIP opportunity will be equal to 220% of his base salary, in each case subject to potential increases from time to time as approved by the Board or the Committee.

Beginning in 2019, for each Company fiscal year during employment, Mr. Johnson will be eligible to participate in the Company’s annual long-term incentive compensation program (“LTIP”) on terms substantially similar to those that apply to other executive officers of the Company, with a target LTIP award opportunity equal to 300% of base salary (representing 100% vesting of service-based awards and target achievement of applicable performance goals for performance-based awards) valued as reasonably determined by the Board or the Committee.  Mr. Johnson’s target and maximum LTIP award opportunities will be subject to potential increase from time to time as approved by the Board or the Committee.  Each LTIP award grant and payout will be subject to specific approval of the Board or the Committee.

The Company will provide Mr. Johnson with perquisites and personal benefits on terms substantially similar to those that apply for other executive officers of the Company.  Mr. Johnson’s perquisites and personal benefits will include:  (1) an annual vehicle allowance of $10,800; (2) reimbursement for the reasonable cost of one physical examination per year; (3) reimbursement for the reasonable cost of Mr. Johnson’s personal income tax preparation and financial planning services for each year up to $10,000 per year; (4) reasonable relocation services and benefits substantially consistent with the Company’s effective relocation policy (subject to full or partial repayment in the event Mr. Johnson voluntarily terminates employment prior to the second anniversary of the date of the Offer Letter); and (5) premiums for reasonable life, accidental death and dismemberment and long-term disability insurance premiums as provided by the Company from time to time.

While employed by the Company, Mr. Johnson will be eligible to participate in the Company’s health, welfare and other benefits arrangements and programs available to the Company’s employees generally, in accordance with their terms.  Mr. Johnson is also entitled to up to four weeks of paid vacation per year and participation in the Company’s nonqualified deferred compensation plan and qualified retirement plan as in effect from time to time on terms substantially similar to those that apply for other executive officers of the Company.

Until April 1, 2019 (by which date the Company currently expects to have adopted and maintain a severance policy or plan applicable to executive officers of the Company (a “Severance Policy”)), Mr. Johnson will be entitled to certain severance protections (the “Severance Provisions”). Upon a termination of Mr. Johnson’s employment by the Company without “Cause” (as defined in the Offer Letter) or by Mr. Johnson for “Good Reason” (as defined in the Offer Letter) (and absent Cause), the Company will pay to Mr. Johnson:  (1) a cash amount equal in value to two times Mr. Johnson’s base salary as in effect on that date; plus (2) a cash amount equal in value to Mr. Johnson’s target STIP opportunity for the year in which termination occurs (the payments described in (1) and (2), the “Severance Payments”); plus (3) a cash amount equal in value to a pro-rated portion of Mr. Johnson’s STIP award actually earned for the year in which termination occurs (based on actual performance and calendar days of service for the year in which termination occurs) in settlement of Mr. Johnson’s STIP opportunity for such year (the “Pro-Rata Annual Incentive”).  The Severance Payments would generally be paid in substantially equal biweekly installments over the 24-month period following the termination of employment, subject to potential tax-based limitations, and the Pro-Rata Annual Incentive would be paid no later than March 15 of the year following the year in which the applicable performance period ends. If, as of April 1, 2019, the Severance Policy is not yet in effect, the Severance Provisions will continue to apply for an additional three months.

Mr. Johnson will be eligible to enter into the Company’s current form of Contingent Employment Agreement, which has terms that are substantially the same as those described with respect to the Company’s named executive officers in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 14, 2018, with a “Change in Control Employment Period” of three years.

In general, Mr. Johnson’s receipt of any severance payments or benefits from the Company is conditioned on his execution and non-revocation of one or more customary releases of claims in favor of the Company and its affiliates.

Mr. Johnson has agreed to enter into arrangements with the Company relating to confidentiality and non-disclosure, as well as non-competition, non-disparagement, non-solicitation and no-hire covenants that generally continue to apply for two years following the end of Mr. Johnson’s employment.  Mr. Johnson will enter into the Company’s form of Agreement Regarding Confidential Information, Intellectual Property, Non-Solicitation of Employees and Non-Compete.

There are no family relationships between Mr. Johnson and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company or its subsidiaries. Mr. Johnson does not have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing is only a brief description of the material terms of the Offer Letter, does not purport to be a complete description of such Offer Letter, and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter, dated October 25, 2018, between William C. Johnson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: October 29, 2018	By:	/s/ Joel H. Horn
Joel H. Horn
Executive Vice President, General Counsel and Corporate Secretary